SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT (the “Amendment”) entered into as of September 1, 2011 by and between CPI AEROSTRUCTURES, INC. (the “Borrower”), and SOVEREIGN BANK (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to that Amended and Restated Loan Agreement dated as of August 13, 2007, as amended by that First Amendment dated as of October 22, 2008, that Second Amendment dated as of July 7, 2009, that Third Amendment dated as of May 21, 2010, that Fourth Amendment dated as of March 14, 2011, and that Fifth Amendment dated as of May 10, 2011, as same may be hereafter amended and modified (the “Agreement”); and

WHEREAS, the Borrower has requested that the Bank make available, and the Bank has agreed to extend to Borrower, a short term increase of an additional $3,000,000.00 under the revolving credit facility, subject to the provisions hereof; and

WHEREAS, the Borrower has requested that the Bank amend and the Bank has agreed to amend certain provisions of the Agreement, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2. Subject to the terms and conditions hereof, the Agreement is hereby amended as follows:

(A) Section 1.1 is amended by adding the following definition of “Credit Limit”:

“‘Credit Limit” shall mean: (i) for the period from the effective date of the Sixth Amendment to the Loan Agreement to and including November 30, 2011, the amount of $13,000,000.00; and (ii) for all other times, the amount of $10,000,000.00.

(B)           Section 2.1 is amended by deleting the language contained therein and substituting the following therefor:

“2.1          Revolving Credit Commitment.  Subject to the terms and conditions hereof, the Bank agrees to make revolving credit loans to the Borrower (collectively, the “Revolving Credit Loans”) from time to time during the Commitment Period in the aggregate principal amount at any one time outstanding of up to (but not exceeding) the Credit Limit from time to time in effect, as such maximum available amount may be hereafter reduced as provided in this Agreement (the “Commitment”).  During the Commitment Period, the Borrower may use the Commitment for obtaining Revolving Credit Loans by borrowing, paying, prepaying in whole or in part and reborrowing on a revolving basis, all in accordance with the terms and conditions hereof provided that no more than eight (8) types of Libor Rate Loans may be outstanding at any time.”

(C)           Exhibit A of the Agreement is hereby amended by deleting same and substituting therefor Exhibit A annexed hereto.

(D)           Except as amended herein, all other provisions of the Agreement shall remain in full force and effect, and are hereby ratified.

3. The Bank and the Borrower agree that as of August 30, 2011, the aggregate outstanding principal amount of:  (i) the Revolving Credit Loans as evidenced by the Revolving Credit Note is $9,700,000.00 and interest has been paid through July 31, 2011.

4. The Borrower hereby represents and warrants to the Bank that:

(a)           Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety; provided, however, that the December 31, 2006 date in Section 3.1 of the Agreement shall be deemed to be December 31, 2010, and the March 31, 2007 date in Section 3.1 of the Agreement shall be deemed to be March 31, 2011.

(b)           No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

(c)           There are no defenses or offsets to the Borrower~~'~~’s obligations under the Agreement, the Notes or the Loan Documents or any of the other agreements in favor of the Bank referred to in the Agreement.

5. It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans and other extensions of credit provided in the Agreement as herein amended, including (without limitation) Borrower’s obligations under the Master Agreement, except those receivables sold in accordance with Section 7.7 of the Agreement as amended herein.  Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

6. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein, or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein.  Whenever the Agreement is referred to in the Amendment or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

7. The Borrower agrees to pay on demand, and the Bank may charge any deposit or loan account(s) of the Borrower, all expenses (including reasonable attorney’s fees) incurred by the Bank in connection with the negotiation and preparation of the Agreement as amended hereby.

8. This Amendment shall become effective on such date as all of the following conditions shall be satisfied retroactive to the date hereof:

(a) The Bank shall have received four (4) executed, original counterparts of this Amendment together with the original, executed Amended and Restated Revolving Credit Note.

(b) The Bank shall have received updated UCC searches of the Borrower, a current Good Standing Certificate for the Borrower from New York State and an opinion of counsel, in each case satisfactory to the Bank and its counsel.

(c) The Bank shall have received four (4) executed counterparts of the Officer~~'~~’s Certificate of the Borrower together with any other action (in form and substance satisfactory to the Bank and its counsel) taken by the Borrower to authorize the execution, delivery and performance of this Amendment and such other documents as the Bank or its counsel may require.

(d) The Bank shall have received (i) a fee with respect to the increase of the Revolving Credit Note  in the amount of $5,000.00, and (ii) payment of the fees and disbursements of the Bank’s outside counsel with respect to this Amendment.

9. This Amendment is dated as of the date set forth in the first paragraph hereof and shall be effective (after satisfaction of the conditions set forth in paragraph 8 above) on the date of execution by the Bank retroactive to such date.

10. This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

CPI AEROSTRUCTURES

By:	/s/ Vincent Palazzolo
Vincent Palazzolo
Chief Financial Officer

SOVEREIGN BANK

By:	/s/Christine Gerula
Christine Gerula
Senior Vice President

State of New York, County of Suffolk, ss:

On the 1st day of September, in the year 2011, before me the undersigned, personally appeared VINCENT PALAZZOLO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

______/s/___________________
Notary Public

State of New York, County of Suffolk, ss:

On the 1st day of September, in the year 2011, before me the undersigned, personally appeared CHRISTINE GERULA, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

______/s/____________________
Notary Public

EXHIBIT A
FORM OF AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$13,000,000.00                                                                                                                                                                    Melville, New York                                                                                                                                                As of September 1, 2011

CPI AEROSTRUCTURES, INC., a New York corporation (the “Borrower”), for value received, hereby promises to pay to the order of SOVEREIGN BANK (the “Bank”) on the Termination Date (as such term is defined in the Agreement), at the office of the Bank specified in Section 10.1 of the Credit Agreement dated as of August 13, 2007, as amended by that First Amendment dated  as of October 22, 2008, that Second Amendment dated as of July 7, 2009, that Third Amendment dated as of May 21, 2010, that Fourth Amendment dated as of March 14, 2011,  that Fifth Amendment dated as of May 10, 2011, and that Sixth Amendment dated as of September ~~__,~~1, 2011, each between the Borrower and the Bank, as amended from time to time (as so amended, the “Agreement”; terms defined in the Agreement shall have their defined meanings when used in this Note), in lawful money of the United States of America and in immediately available funds the principal amount of THIRTEEN MILLION AND 00/100 ($13,000,000.00) DOLLARS or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Agreement.  The Borrower further promises to pay interest at said office in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate as selected by the Borrower pursuant to the terms of Section 2 (inclusive) of the Agreement.  Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement.  All Loans made by the Bank pursuant to subsection 2.1 of the Agreement and payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages.  The aggregate net unpaid amount of Revolving Credit Loans set forth in such schedule shall be presumed to be the principal balance hereof.  After the stated or any accelerated maturity hereof, this Note shall bear interest at a rate as set forth in the Agreement, payable on demand, but in no event in excess of the maximum rate of interest permitted under applicable law.

This Note is the Revolving Credit Note referred to in the Agreement, and is entitled to the benefits thereof and may be prepaid, and is required to be prepaid, in whole or in part (subject to the indemnity provided in the Agreement) as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Agreement.

This Note shall replace and supersede the Revolving Credit Note made by the Borrower to the order of the Bank dated August 13, 2007, the Amended and Restated Revolving Credit Note made by the Borrower to the order of the Bank dated as of July 7, 2009, the Amended and Restated Revolving Credit Note made by the Borrower to the order of the Bank dated as of May 21, 2010 and the Amended and Restated Revolving Credit Note made by the Borrower to the order of the Bank dated as of May 10, 2011 (collectively, the “Prior Note”); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower’s indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith.  This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT NOVATION.  The Borrower shall also pay and this Note shall also evidence any and all unpaid interest on the Revolving Credit Loans made by the Bank to the Borrower pursuant to Prior Note, and at the interest rate specified in the Agreement, for which this Note has been issued as replacement therefore.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

CPI AEROSTRUCTURES, INC.

SCHEDULE OF LOANS AND PAYMENT OF PRINCIPAL
TO AMENDED AND RESTATED REVOLVING CREDIT NOTE
DATED AS OF SEPTEMBER 1, 2011
BY
CPI AEROSTRUCTURES, INC.
TO
SOVEREIGN BANK

Date	Amount of Loan	Interest Rate	Last Day of Interest Period	Balance Principal Paid	Remaining Unpaid	Notation Made By